Exhibit 99.1

	Contact:	Yvonne Gill
November 9, 2009		570-724-0247
yvonneg@cnbankpa.com

C&N ANNOUNCES THIRD QUARTER 2009 UNAUDITED FINANCIAL RESULTS

FOR IMMEDIATE RELEASE:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the third quarter and first nine months of 2009.

C&N reported a net loss available to common shareholders of $45,005,000, or $5.01 per share, in the first nine months of 2009, primarily attributable to after-tax other-than-temporary (OTTI) charges on available-for-sale securities (adjusted for realized gains on some securities subsequently sold) of $56,356,000.  For the first nine months of 2008, the Corporation reported net income of $7,881,000, or $0.88 per diluted share .  For the third quarter 2009, the net loss available to common shareholders was $28,567,000, or $3.17 per share.  In the third quarter 2008, net income available to common shareholders was $1,012,000, or $0.11 per share.

Core Earnings is an earnings performance measurement which the Corporation’s management has defined to exclude the effects of OTTI losses on available-for-sale securities and realized gains on securities for which OTTI has previously been recognized.  Core Earnings is a performance measurement that is not based on U.S. generally accepted accounting principles (GAAP), meaning that it is a non-GAAP measure.  Management believes Core Earnings information is meaningful for evaluating the Corporation’s operating performance, because it excludes some of the impact of market volatility as it relates to investments in pooled trust-preferred securities and other securities.  This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Results for the first nine months of 2009 included positive Core Earnings available to common shareholders of $11,351,000 ($1.26 per diluted share), reduced by after-tax other-than-temporary impairment (OTTI) charges on available-for-sale securities (net of subsequent gains from selling some of the securities) of $56,356,000.  For the first nine months of 2008, the Corporation reported net income of $7,881,000, or $0.88 per diluted share, including Core Earnings of $11,951,000 ($1.33 per diluted share).  For the third quarter 2009, the net loss available to common shareholders was $28,567,000, or $3.17 per share.  Third quarter 2009 results included Core Earnings of $3,918,000 ($0.43 per diluted share), offset by after-tax OTTI charges on available-for-sale securities (net of subsequent gains from sales) of $32,485,000 .   In the third quarter 2008, net income available to common shareholders was $1,012,000, or $0.11 per share, including Core Earnings of $4,145,000 ($0.46 per diluted share).

The table below provides a reconciliation of Core Earnings to net (loss) income, the most directly comparable GAAP financial measure:

RECONCILIATION OF NON-GAAP MEASURE (UNAUDITED)
(In thousands, except per-share data)
	2009		2008
	(Loss)/	Diluted	(Loss)/	Diluted
QUARTER ENDED SEPTEMBER 30:	Income	EPS	Income	EPS

Net (loss) income available to common shareholders	$(28,567)	$(3.17)	$1,012	$0.11

Other-than-temporary impairment losses
on available-for-sale securities	(47,947)		(4,747)
Realized gains on related bank stock sales	70		0
Other-than-temporary impairment losses on
available-for-sale securities, net of related gains	(47,877)		(4,747)
Income taxes (1)	15,392		1,614
Other-than-temporary impairment losses, net	(32,485)		(3,133)

Core earnings available to common shareholders	$3,918	$0.43	$4,145	$0.46

NINE MONTHS ENDED SEPTEMBER 30:

Net (loss) income available to common shareholders	$(45,005)	$(5.01)	$7,881	$0.88

Other-than-temporary impairment losses
on available-for-sale securities	(84,407)		(6,167)
Realized gains on related bank stock sales	361		0
Other-than-temporary impairment losses on
available-for-sale securities, net of related gains	(84,046)		(6,167)
Income taxes (1)	27,690		2,097
Other-than-temporary impairment losses, net	(56,356)		(4,070)

Core earnings available to common shareholders	$11,351	$1.26	$11,951	$1.33

(1) Income tax has been allocated to the non-core losses at 34%, adjusted for a valuation allowance on deferred tax assets associated with losses from securities classified as capital assets for federal income tax reporting purposes.  The valuation allowance, which was recorded in the third quarter 2009, is described in more detail in Note 11 to the unaudited, consolidated financial statements.

Pre-tax OTTI charges in the first nine months of 2009 totaled $84,407,000, including $47,947,000 in the third quarter 2009.  The largest category of investments subject to OTTI was pooled trust-preferred securities, for which OTTI totaled $72,776,000 in the first nine months of 2009, including $42,495,000 in the third quarter 2009.   Pooled trust-preferred securities are long-term instruments, mainly issued by banks, made up of 21 or more companies with geographic and size diversification.  The impairment charges on pooled trust-preferred securities resulted from management’s assessment that it is unlikely some of the previously anticipated principal and interest will be received on several of the mezzanine tranche securities.  Management evaluates the pooled trust-preferred securities for OTTI by estimating the cash flows expected to be received from each security, taking into account estimated levels of future deferrals and defaults by the underlying banks and other issuers.  At September 30, 2009, management made significant changes in assumptions regarding future deferrals and defaults in comparison to assumptions used in the previous four quarters’ analyses.  These changes had the effect of increasing estimated future defaults, which resulted in lower levels of future cash flows expected to be received, as compared to estimated future cash flows to be received based on the assumptions used in previous quarters.  After the impact of the OTTI charges, at September 30, 2009, C&N’s cost basis in pooled trust-preferred securities totaled $13.3 million, including senior tranche assets of $11.7 million and mezzanine tranche assets of $1.6 million.  The estimated fair value of pooled trust-preferred securities at September 30, 2009 totaled $9.1 million.

“While we cannot guarantee there will be no additional securities losses, we believe the vast majority of losses have now been realized,” commented Craig Litchfield, C&N’s Chairman, President and Chief Executive Officer.  Litchfield also stated, “through-out the first three quarters of 2009, while we have reported net losses attributable to securities losses, our Core Earnings and fundamental banking performance have remained strong.  Our Board and management team remains committed to putting the securities issues behind us and returning to the kind of positive contributions that C&N has made for its shareholders, customers, employees and communities for many, many years.”

C&N is well capitalized based on regulatory standards, including an estimated total risk-based capital ratio of 13.58% at September 30, 2009, which exceeds the minimum well capitalized threshold for banks of 10%.  C&N’s Form 10-Q and Form 8-K have been filed today, and provide additional information concerning the Company’s financial condition and results of operations.  The Form 10-Q can be accessed online via a link from the Citizens & Northern Bank web site (www.cnbankpa.com) to the Securities & Exchange Commission’s web site (www.sec.gov).  From C&N’s web site, click on “Shareholder News,” “SEC Filings & Financial Highlights,” and select the applicable SEC filing.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank and First State Bank.  Citizens & Northern Bank is a local, independent community bank providing complete financial, investment and insurance services through 24 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania.  First State Bank provides banking services through its offices in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. First State Bank can be found on the web at www.fsbcanisteo.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles.  Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.